EXHIBIT 99.1

NEWS RELEASE
Cleveland-Cliffs Inc. Reports Second-Quarter 2019 Results

•	Reports record-high second-quarter sales volume of 6.2 million long tons

•	Records 6-year-high average pellet price realization of $113 per long ton

CLEVELAND—July 19, 2019—Cleveland-Cliffs Inc. (NYSE: CLF) today reported second-quarter results for the period ended June 30, 2019.
The Company reported consolidated revenues of $743 million, a 4 percent increase compared to the prior year's second-quarter consolidated revenues of $714 million. Cost of goods sold was $480 million compared to $430 million reported in the second quarter of 2018.
The Company recorded net income of $161 million, or $0.57 per diluted share, which included a one-time $18 million loss on extinguishment of debt related to the proactive refinancing measures taken by the Company, equating to $0.06 per diluted share. Excluding this non-recurring charge, earnings were$0.63 per diluted share. This compares to net income of $165 million, or $0.55 per diluted share recorded in the prior-year quarter.
For the six months ended June 30, 2019, net income was $139 million, compared to $81 million during the same period in 2018.
For the second quarter of 2019, the Company reported adjusted EBITDA1 of $249 million.

	(In Millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA[1]
Mining and Pelletizing	$280.5	$301.3	$328.0	$378.4
Metallics	(1.1)	(1.2)	(1.9)	(1.5)
Corporate	(30.9)	(24.4)	(56.5)	(48.9)
Total Adjusted EBITDA[1]	$248.5	$275.7	$269.6	$328.0
During the second quarter, Cliffs repurchased 13 million common shares at a cost of $129 million in the aggregate. Since the initiation of the share repurchase program, the Company has repurchased 30 million shares, resulting in a 10 percent reduction in total common shares outstanding. As of June 30, 2019, Cliffs had 270 million shares outstanding.
Lourenco Goncalves, Cleveland-Cliffs' Chairman, President and Chief Executive Officer, said, “The New Normal in the global iron ore market has started to influence our results, offsetting weak steel prices in the United States during the second quarter. While the New Normal in iron ore is here to stay, the absurdly low prices for steel in the United States are just a temporary thing, and we should see higher steel prices going forward. On top of that, our Toledo plant construction is ahead of schedule, and we now expect to be producing HBI in less than one year." Mr. Goncalves concluded,  "It has become abundantly clear that the market advantage has shifted favorably towards responsible producers of environmentally friendly high-grade iron units, and only environmentally responsible players such as Cleveland-Cliffs will be rewarded by investors in the near future. Knowing that, we will continue to center and expand our proven strategy around this premise.”
Mining and Pelletizing

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Volumes - In Thousands of Long Tons
Sales volume	6,227	5,968	7,777	7,579
Production volume	5,177	5,512	9,578	10,012
Sales Margin - In Millions
Revenues from product sales and services	$747.2	$714.3	$904.2	$894.3
Cost of goods sold	(482.6)	(429.8)	(608.7)	(548.3)
Sales margin	$264.6	$284.5	$295.5	$346.0
Sales Margin - Per Long Ton
Revenues from product sales and services*	$112.64	$112.60	$108.89	$110.99

Cash cost of goods sold rate[2]	67.00	62.32	65.99	61.20
Depreciation, depletion and amortization	3.15	2.61	4.90	4.14
Cost of goods sold*	70.15	64.93	70.89	65.34
Sales margin	$42.49	$47.67	$38.00	$45.65

*Excludes revenues and expenses related to domestic freight, which are offsetting and have no impact on sales margin.
Mining and Pelletizing pellet sales volume in the second quarter of 2019 was 6.2 million long tons, a 4 percent increase from the prior-year quarter on strong customer demand. Due to the earlier than expected completion of the Northshore plant upgrade, production of DR-grade pellets began ahead of schedule and 40,000 tons of intercompany sales to the Toledo HBI plant were recognized in the second quarter.
Realized revenues were $113 per long ton. When compared to the prior-year period, higher iron ore prices and pellet premiums were offset by lower hot-rolled coil steel (HRC) prices. The quarter's results also included an unfavorable HRC price-related true-up of previously sold volumes due to lower index pricing, compared to the prior-year's second quarter, which included a favorable true-up related to HRC.
Cash cost of goods sold rate2 was $67 per long ton, compared to $62 per long ton in the prior year's second quarter. The increase was driven by transportation and labor costs, along with higher costs related to improved profitability outlook, including employee profit sharing and higher royalties.
Outlook

2019 Outlook Summary
Per Long Ton Information	Mining and Pelletizing
Cost of goods sold rate	$74 - $79
Less:
Freight expense rate (A)	$8
Depreciation, depletion & amortization rate	$4
Cash cost of goods sold rate[2]	$62 - $67

Sales volume (million long tons)	20
Production volume (million long tons)	20

(A) Freight has an offsetting amount in revenue and has no impact on sales margin.

Mining and Pelletizing Outlook (Long Tons)
Based on the assumption that relevant pricing indices will average for the remainder of 2019 their respective year-to-date averages, Cliffs would expect to realize Mining and Pelletizing revenue rates in the range of $109 to $114 per long ton, a $1 per long ton increase versus the comparable range provided last quarter.

For 2019, Cliffs maintained its full-year sales and production volume expectation of 20 million long tons. Cliffs' full-year 2019 Mining and Pelletizing cash cost of goods sold rate2 expectation is maintained at $62 to $67 per long ton.

Other Outlook
Cliffs' full-year 2019 SG&A expense expectation of $120 million is being maintained. Cliffs also notes that of the $120 million expectation, approximately $20 million is considered non-cash. The Company's full-year 2019 net interest expense expectation is maintained at $100 million. Full-year 2019 depreciation, depletion and amortization is expected to be approximately $85 million.

The Company’s 2019 effective tax rate is expected to be approximately 12-14 percent.  Due to the Company's NOL position, its cash tax payments are expected to be zero.

Cliffs now expects to reach commercial production at its Toledo HBI plant ahead of schedule, in the first half of 2020. Due to the advanced construction timeline and more certain visibility of the start-up date, a portion of the budgeted contingency has been allocated. As a result, Cliffs' 2019 total capital expenditures expectation was revised to $650-$700 million. There is no change to the base budget of the HBI project.

Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, July 19, 2019, at 9 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com
About Cleveland-Cliffs Inc.
Founded in 1847, Cleveland-Cliffs Inc. is the largest and oldest independent iron ore mining company in the United States. The company is a major supplier of iron ore pellets to the North American steel industry from our mines and pellet plants located in Michigan and Minnesota. By 2020, Cliffs expects to be the sole producer of hot briquetted iron (HBI) in the Great Lakes region with the development of its first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs' employees endeavor to provide all stakeholders with operating and financial transparency. For more information, visit http://www.clevelandcliffs.com.

Forward-Looking Statements
This report contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this report, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect our future performance and cause results to differ from the forward-looking statements in this report include, but are not limited to: uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, reduced market demand and risks related to U.S. government actions with respect to Section 232 of the Trade Expansion Act (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, treaties or policies; continued volatility of iron ore and steel prices and other trends, which may impact the price-adjustment calculations under our sales contracts; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; our ability to cost-effectively achieve planned production rates or levels, including at our HBI plant; our ability to successfully identify and consummate any strategic investments or development projects, including our HBI plant; the impact of our customers reducing their steel production due to increased market share of steel produced using other methods or lighter-weight steel alternatives; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; problems or uncertainties with sales volume or mix, productivity, tons mined, transportation, mine closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit cash flow available to fund working capital, planned capital expenditures, acquisitions and other general corporate purposes or ongoing needs of our business; our ability to continue to pay cash dividends, and the amount and timing of any cash dividends; our ability to maintain appropriate relations with unions and employees; the ability of our customers, joint venture partners and third party service providers to meet their obligations to us on a timely basis or at all; events or circumstances that could impair or adversely impact the viability of a mine or production plant and the carrying value of associated assets, as well as any resulting impairment charges; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in interest rates and tax laws; and the potential existence of significant deficiencies or material weakness in our internal control over financial reporting.
For additional factors affecting the business of Cliffs, refer to Part II – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018. You are urged to carefully consider these risk factors.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:	INVESTOR CONTACT:
Patricia Persico Director, Corporate Communications (216) 694-5316	Paul Finan Director, Investor Relations (216) 694-6544
FINANCIAL TABLES FOLLOW
###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES FROM PRODUCT SALES AND SERVICES
Product	$697.4	$672.0	$842.8	$841.2
Freight	45.8	42.3	57.4	53.1
	743.2	714.3	900.2	894.3
COST OF GOODS SOLD	(480.2)	(429.8)	(606.3)	(548.3)
SALES MARGIN	263.0	284.5	293.9	346.0
OTHER OPERATING EXPENSE
Selling, general and administrative expenses	(30.6)	(26.2)	(58.7)	(51.3)
Miscellaneous – net	(5.6)	(4.1)	(9.2)	(10.2)
	(36.2)	(30.3)	(67.9)	(61.5)
OPERATING INCOME	226.8	254.2	226.0	284.5
OTHER INCOME (EXPENSE)
Interest expense, net	(26.1)	(31.2)	(51.2)	(63.6)
Gain (loss) on extinguishment of debt	(17.9)	0.2	(18.2)	0.2
Other non-operating income	0.6	4.4	1.0	8.8
	(43.4)	(26.6)	(68.4)	(54.6)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	183.4	227.6	157.6	229.9
INCOME TAX BENEFIT (EXPENSE)	(22.0)	1.8	(18.3)	(13.9)
INCOME FROM CONTINUING OPERATIONS	161.4	229.4	139.3	216.0
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(0.6)	(64.3)	(0.6)	(135.2)
NET INCOME	$160.8	$165.1	$138.7	$80.8

EARNINGS (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.59	$0.77	$0.49	$0.73
Discontinued operations	—	(0.22)	—	(0.46)
	$0.59	$0.55	$0.49	$0.27
EARNINGS (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.57	$0.76	$0.47	$0.72
Discontinued operations	—	(0.21)	—	(0.45)
	$0.57	$0.55	$0.47	$0.27
AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	275,769	297,618	282,647	297,442
Diluted	285,479	301,275	293,580	301,143

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$377.2	$823.2
Accounts receivable, net	193.1	226.7
Inventories	219.0	87.9
Supplies and other inventories	110.8	93.2
Derivative assets	118.3	91.5
Income tax receivable, current	58.7	117.3
Other current assets	42.3	39.8
TOTAL CURRENT ASSETS	1,119.4	1,479.6
PROPERTY, PLANT AND EQUIPMENT, NET	1,597.3	1,286.0
OTHER ASSETS
Deposits for property, plant and equipment	52.2	83.0
Income tax receivable, non-current	62.7	121.3
Deferred income taxes	443.3	464.8
Other non-current assets	118.3	94.9
TOTAL OTHER ASSETS	676.5	764.0
TOTAL ASSETS	$3,393.2	$3,529.6
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$188.1	$186.8
Accrued employment costs	58.4	74.0
Accrued interest	31.3	38.4
Partnership distribution payable	44.1	43.5
Other current liabilities	115.5	125.5
TOTAL CURRENT LIABILITIES	437.4	468.2
PENSION AND POSTEMPLOYMENT BENEFIT LIABILITIES	239.3	248.7
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	176.7	172.0
LONG-TERM DEBT	2,104.5	2,092.9
OTHER LIABILITIES	149.7	123.6
TOTAL LIABILITIES	3,107.6	3,105.4
EQUITY
TOTAL EQUITY	285.6	424.2
TOTAL LIABILITIES AND EQUITY	$3,393.2	$3,529.6

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net income	$138.7	$80.8
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	40.9	49.4
Loss (gain) on extinguishment of debt	18.2	(0.2)
Gain on derivatives	(27.2)	(123.5)
Other	46.6	12.6
Changes in operating assets and liabilities:
Receivables and other assets	127.8	61.8
Inventories	(131.1)	(125.6)
Payables, accrued expenses and other liabilities	(62.8)	(4.6)
Net cash provided (used) by operating activities	151.1	(49.3)
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(294.4)	(42.1)
Deposits for property, plant and equipment	(6.5)	(72.3)
Proceeds on sales of assets	—	14.6
Other investing activities	8.5	—
Net cash used by investing activities	(292.4)	(99.8)
FINANCING ACTIVITIES
Repurchase of common shares	(252.9)	—
Dividends paid	(28.9)	—
Proceeds from issuance of debt	720.9	—
Debt issuance costs	(6.8)	(1.5)
Repurchase of debt	(729.3)	(15.3)
Other financing activities	(10.9)	(8.9)
Net cash used by financing activities	(307.9)	(25.7)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	(1.0)
DECREASE IN CASH AND CASH EQUIVALENTS, INCLUDING CASH CLASSIFIED WITHIN OTHER CURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS	(449.2)	(175.8)
LESS: DECREASE IN CASH AND CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS, CLASSIFIED WITHIN OTHER CURRENT ASSETS	(3.2)	—
NET DECREASE IN CASH AND CASH EQUIVALENTS	(446.0)	(175.8)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	823.2	978.3
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$377.2	$802.5

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on a consolidated basis. EBITDA and Adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$160.8	$165.1	$138.7	$80.8
Less:
Interest expense, net	(26.3)	(32.3)	(51.4)	(65.8)
Income tax benefit (expense)	(22.0)	1.8	(18.3)	(13.9)
Depreciation, depletion and amortization	(21.0)	(25.5)	(40.9)	(49.4)
EBITDA	$230.1	$221.1	$249.3	$209.9
Less:
Foreign exchange remeasurement	$(0.1)	$(0.1)	$—	$(0.5)
Impact of discontinued operations	(0.4)	(54.7)	(0.4)	(117.8)
Gain (loss) on extinguishment of debt	(17.9)	0.2	(18.2)	0.2
Severance costs	—	—	(1.7)	—
Adjusted EBITDA	$248.5	$275.7	$269.6	$328.0

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
The Company presents cash cost of goods sold rate per long/metric ton, which is a non-GAAP financial measure that management uses in evaluating operating performance. Cliffs believes the presentation of non-GAAP cash cost of goods sold is useful to investors because it excludes depreciation, depletion and amortization, which are non-cash, and freight, which has no impact on sales margin, thus providing a more accurate view of the cash outflows related to the sale of iron ore. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Below is a reconciliation in dollars of this non-GAAP financial measure to the Mining and Pelletizing operating segment cost of goods sold.

	(In Millions)
	Mining and Pelletizing
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of goods sold	$482.6	$429.8	$608.7	$548.3
Less:
Freight	45.8	42.3	57.4	53.1
Depreciation, depletion & amortization	19.6	15.6	38.1	31.4
Cash cost of goods sold	$417.2	$371.9	$513.2	$463.8